UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2013
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

300 Atlantic Street
Suite 301
Stamford, CT 06901
(Address of principal executive offices) (Zip Code)

(203) 350-0040
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s board of directors has appointed Yi Tsai as the Company’s Chief Financial Officer.  Mr. Tsai’s appointment became effective on January 14, 2013, upon the execution of an employment agreement between the Company and Mr. Tsai (the “Agreement”).

Mr. Tsai, who is 56 years old, has served as the Company’s principal financial officer under a consulting arrangement since November 7, 2012.  He served as Executive Director at Nexos Capital Partners, a private equity firm, from August 2005 until the date of his appointment as the Company’s Chief Financial Officer.  From April to December 2011, Mr. Tsai also served as Senior Financial Advisor to C-Quest Capital.  Between 1992 and 2003, Mr. Tsai held senior positions at a number of private equity and venture capital funds.  Mr. Tsai began his career in public accounting, working as an auditor at Deloitte & Touche and Bell & Company, before joining Colgate-Palmolive Company as a corporate auditor.  He holds a B.S. in Accounting from National Taipei University and an M.B.A. from Case Western Reserve University.

The Agreement reflects a term of one year through December 31, 2013.  Under the Agreement, Mr. Tsai will be paid an annual base salary of $120,000, as well as a bonus of $9,000 upon the Company’s timely filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Company’s annual report on Form 10-K for the fiscal year ending January 31, 2013.  The Company has also granted to Mr. Tsai (A) 10,000 shares of restricted stock that will vest upon the Company’s timely filing with the SEC of its annual report on Form 10-K for the fiscal year ending January 31, 2014 and (B) options to acquire 10,000 shares of the Company’s common stock.  The exercise price of the options is $3.64 and they will vest and become exercisable on January 15, 2014.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Employment Agreement dated January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: January 15, 2013	By:	/s/ Timothy E. Brog
		Name:	Timothy E. Brog
		Title:	Chief Executive Officer